NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                                                 August 22, 2001

                                   $7,500,000

                          UNIVERSAL DISPLAY CORPORATION
                           CONVERTIBLE PROMISSORY NOTE
                               DUE AUGUST 22, 2004

         FOR VALUE RECEIVED, Universal Display Corporation, a Pennsylvania corporation having its principal place of business at 375 Phillips Boulevard, Ewing, New Jersey, 08618 (the "Company") promises to pay to the order of Strong River Investments, Inc., or its registered assigns (the "Holder"), the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) on the Maturity Date (as defined in Section 3) and to pay interest thereon at a rate equal to the rate of interest paid from time to time on money market accounts held at First Union Bank, payable in arrears on each March 31, June 30, September 30 and December 31 of each year during which this Convertible Promissory Note (this "Note") remains outstanding (for purposes of payment of interest, each such date being an "Interest Payment Date"), in cash. Interest shall be calculated on the basis of a 360-day year of twelve thirty-day months and shall accrue daily (but compound annually) commencing on the "Original Issue Date" (as defined in
Section 8) until payment (whether through conversion of all outstanding principal amount hereunder or otherwise) in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Holder. Upon the occurrence and during the continuance of an "Event of Default" (as defined in Section 4) (except for a default occurring on account of Section 4(a)(viii) all amounts due hereunder, whether by acceleration or otherwise, shall bear interest at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) to accrue daily, from the third "Business Day" (as defined in Section 8) following the date on which such payment is due hereunder through and including the date of payment), payable in cash. All cash payments to be made under this Note shall be made in such coin or currency as shall constitute legal tender for the payment of private or private debts in the United States and all cash payments and deliveries required under this Note shall be made to the Holder at c/o Icaza, Gonzalez-Ruiz & Aleman (BVI) Ltd., Vanterpool Plaza, 2nd Floor, Wickhams Cay I Road Town, Tortola, British Virgin Islands.

         This Note is subject to the following additional provisions:

         Section 1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         Section 2. This Note is one of a series of duly authorized and issued notes of the Company, designated as its Convertible Promissory Notes, due August 22, 2004, in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000) (the "Notes"). This Note has been issued pursuant to the "Purchase Agreement" (as defined in Section 8), is subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged to another "Person" (as defined in Section 8) only in compliance with the Purchase Agreement.

         Section 3. Maturity Date. Except as otherwise provided in Section 4, the entire unpaid principal balance of this Note and all accrued but unpaid interest thereon and any other amounts otherwise payable under this Note shall be due and payable on August 22, 2004. The date on which the entire unpaid principal balance of this Note and all other amounts owing under this Note is due and payable, whether by acceleration or otherwise, is herein referred to as the "Maturity Date".

         Section 4. Events of Default.

                  (a) Event of Default, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) except as otherwise provided in clause (xiii) below, any default in the payment of the principal of, interest on or any other amount in the aggregate in excess of $4,900 due in respect of, this Note or any of the other Notes or any of the other "Transaction Documents" (as defined in Section 8), free of any claim of subordination, by the fifth Business Day following the date the same shall become due and payable (whether on an Interest Payment Date or the Maturity Date, by acceleration or otherwise);

                  (ii) the Company shall fail to observe or perform in all material respects any other covenant, agreement or warranty contained in, or otherwise commit any material breach of, any provision of this Note or any of the Transaction Documents, other than those matters that are the specific subject of another Event of Default under this Section, and such failure or breach shall continue for a period of twenty Business Days after the date on which notice of such failure or breach shall have been given;

                  (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any of its subsidiaries, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any of its subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its subsidiaries or there is commenced against the Company or any of its subsidiaries any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty days; or the Company or any of its subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty days; or the Company or any of its subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its subsidiaries shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any of its subsidiaries for the purpose of effecting any of the foregoing;

                  (iv) the Company shall default in any of its payment obligations under any other promissory note, debenture or other evidence of indebtedness, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding five hundred thousand dollars ($500,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable without such indebtedness having been discharged in full or any acceleration of such indebtedness having been rescinded or annulled in full within the applicable grace period;

                  (v) the Company for any reason shall fail to deliver certificates to the Holder on or prior to the "Delivery Date" (as defined in Section 8) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Note in accordance with the terms hereof; or

                  (vi) the Common Stock shall not be quoted for trading on the Nasdaq National Market ("NASDAQ") or, if the Common Stock shall hereafter become listed or quoted for trading on the Nasdaq SmallCap Market, the New York Stock Exchange, or American Stock Exchange (each, a "Subsequent Market"), it shall fail to be quoted or listed for trading on such Subsequent Market, for an aggregate of five "Trading Days" (as defined in Section 8);

                  (vii) the Company shall be a party to any "Change of Control Transaction" (as defined in Section 8), shall agree to sell or dispose of all or substantially all of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase shares of Common Stock or other equity securities of the Company;

                  (viii) a "Note Shares Registration Statement" (as defined in the Registration Rights Agreement) shall not have been declared effective by the "Commission" (as defined in Section 8) on or prior to January9, 2002;

                  (ix) if, during the "Effectiveness Period" (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) lapses for any reason or the Holder shall not be permitted to resell "Registrable Securities" (as defined in the Registration Rights Agreement) under a Registration Statement, in either case, for an aggregate of more of than twenty Trading Days (which need not be consecutive Trading Days) in any twelve month period;

                  (x) a "Note Event" (as defined in the Registration Rights Agreement) shall not have been cured to the reasonable satisfaction of the Holder within ten Business Days of the occurrence of such Note Event;

                  (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a "Buy-In" (as defined in Section 5(f)(iii)) within five Business Days after written notice demanding payment for such Buy-In is provided;

                  (xii) the Letter of Credit (as defined in Section 12) (A) shall be revoked, withdrawn or disaffirmed by the Bank (as defined in Section 12) or (B) shall not be renewed on or prior to the 15th day prior to its date of termination; or

                  (xiii) the failure of the Company to timely make any payment required under Section 6(a).

                  (b) If any Event of Default occurs (i) the full principal amount of this Note (and, at the Holder's option, all other Notes then held by such Holder), plus (ii) all accrued but unpaid interest thereon, plus (iii) all other costs and expenses due under this Note and any of the other Transaction Documents, plus (iv) in the case of an Event of Default described in Section 4(a)(v), 4(a)(x) or 4(a)(xi)), the "Liquidated Damages Amount" (as defined in
Section 8) and in the case of the Event of Default described in Section 4(a)(vii) 60% of the Liquidated Damages Amount shall become, at the Holder's election immediately due and payable in cash.

         Section 5. Conversion.

                  (a) Conversion at Option of Holder.

                      (i) This Note may be converted, in whole or in part, at any time at the option of the Holder into shares of Common Stock at a price per share equal to the "Conversion Price" (as defined in Section 5(c)) then in effect. The Holder shall effect conversions hereunder by delivering to the Company and the Transfer Agent (as defined in Section 8) by facsimile a completed conversion notice in the form attached as Exhibit A (a "Holder Conversion Notice") and delivery to the Company within three Trading Days thereafter of this Note. Each Holder Conversion Notice shall specify the date on which such conversion is to be effected, which date may not be prior to the date such Holder Conversion Notice is deemed to have been delivered hereunder (a "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that such Holder Conversion Notice is deemed delivered hereunder. Subject to Section 5(f), each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by this Note, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder (in the manner and within the time set forth in Section 5(f)) a new note for such principal amount as has not been converted.

                      (ii) If on the last day of any calendar month (1) the conditions set forth in Section 5(b)(ii)(A (except that for purposes of this Section 5(a)(ii) only, the term "Company Conversion Date" shall refer to "Holder Conversion Date"), Section 5(b)(ii)(C), Section 5(b)(ii)(E) and Section 5(b)(ii)(F) have occurred or have been satisfied and (2) a Note Shares Registration Statement has been declared effective and the prospectus thereunder is available to the Holder for resale of the Underlying Shares issuable upon such conversion during the entire month or the Underlying Shares could have been sold by the Holder subject to such conversion without volume limitation under Rule 144(k) promulgated under the Securities Act (as defined in Section 8) during the entire month (all of the conditions set forth in clauses (1) and (2) being hereinafter called the "Required Conversion Conditions"), and (3) the Common Stock has been listed or quoted for trading on the NASDAQ or a Subsequent Market during such entire calendar month, and (4) the average Per Share Market Value for all of the Trading Days in such month exceeds 110% of the Conversion Price and is less than 125% of the Conversion Price (the "PSMV Price Condition"), then and in such event on such day the Holder shall be deemed to have given a Holder Conversion Notice to convert on the fourth Trading Day following such day at the applicable Conversion Price a principal amount of this Note which shall be equal to (a) $1,500,000 minus (b) the amount of all conversions of this Note, if any, made during such month, whether pursuant to a Holder Conversion Notice, a Company Conversion Notice or otherwise; it being understood that if such amount is a negative number no such conversion shall occur.

                      (iii) If for any twenty consecutive Trading Days (the "Measuring Period") (1) the conditions set forth in Section 5(b)(ii)(A) (except that for purposes of this Section 5(a)(iii) only the term "Company Conversion Date" shall refer to "Holder Conversion Date"), Section 5(b)(ii)(C), Section 5(b)(ii)(E) and Section 5(b)(ii)(F) and (2) a Note Shares Registration Statement has been effective and the prospectus thereunder is available to the Holder for resale of the Underlying Shares issuable upon such conversion during the entire Measuring Period or the Underlying Shares could have been sold by the Holder subject to such conversion without volume limitation under Rule 144(k) promulgated under the Securities Act during the entire Measuring Period, (3) the Common Stock has been listed or quoted for trading on the NASDAQ or a Subsequent Market during each of such 20 Trading Days, and (4) the average Per Share Market Value for all of the Trading Days in such Measuring Period exceeds 125% of the Conversion Price in effect from time to time then and in such event on such day the Holder shall be deemed to have given a Holder Conversion Notice to convert on the fourth Trading Day following such day the entire principal amount of this Note then outstanding.

                  (b) Conversion at Option of the Company.

                      (i) In the event all of the conditions set forth in
Section 5(b)(ii) are satisfied, and subject to the provisions of Section 5(b)(iii) and (iv), the Company may require the conversion of all or a portion of the outstanding principal balance of this Note. The Company shall exercise its right to require conversions under this Section 5(b)(i) by delivering to the Holder a completed conversion notice in the form attached as Exhibit B (a "Company Conversion Notice"). Except as otherwise provided in Section 5(b)(iv), each Company Conversion Notice shall specify the principal amount of the Note to be converted and the date on which such conversion is to be effected. The date on which such conversion is to be effected shall be the date that is thirty days from the date of such Company Conversion Notice (a "Company Conversion Date"). On or before the Company Conversion Date, the Holder shall deliver this Note to the Company against receipt of the Underlying Shares. If the Company is requiring conversion of less than the full principal amount represented by this Note, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(f)) a new Note for such principal amount as has not been converted.

                      (ii) Notwithstanding any other provision of this Section 5(b) to the contrary, no conversion under this Section 5(b) shall take place and no Company Conversion Notice shall be effective without the consent of the Holder unless and until all of the following conditions are satisfied: (A) the product of the daily VWAP and the trading volume of the Common Stock for each of the ten consecutive Trading Days ending on the last Trading Day before a Company Conversion Date exceeds $726,691.00; (B) the Note Shares Registration Statement shall be effective and the prospectus thereunder available to the Holders for the resale of all Underlying Shares issuable upon such conversion during the entire period beginning on the date of the Company Conversion Notice and ending on the Company Conversion Date or the Underlying Shares may be sold by the Holder subject to such conversion without volume limitation under Rule 144(k) promulgated under the Securities Act on the Company Conversion Date; (C) the Company has available sufficient unreserved and available shares of Common Stock to fulfill its share delivery requirements upon such conversion; (D) the Common Stock is listed or quoted for trading on the NASDAQ or a Subsequent Market during the entire period beginning on the date of the Company Conversion Notice and ending on the Company Conversion Date; (E) no Event of Default shall have occurred and be continuing; and (F) the Company at all times while this Note has been outstanding shall not have failed to comply with Section 5(f) twice in any consecutive 180 day period. In addition, no conversion pursuant to Section 5(b)(i) shall take place and no Company Conversion Notice shall be effective to the extent that the result obtained by dividing (A) the aggregate number of shares of Common Stock owned by the Holder plus the number of any shares of Common Stock issuable to the Holder upon (x) exercise of any warrants, options or other rights to acquire shares of the Company's capital stock and (y) conversion of any convertible securities then held by the Holder by (B) the aggregate of the total number of shares of Common Stock issued and outstanding plus the number of any shares of Common Stock issuable to the Holder upon (x) exercise of any warrants, options or other rights to acquire shares of the Company's capital stock and (y) conversion of any convertible securities then held by the Holder exceeds 0.09999. In order to effectuate the foregoing, no later than 5:00 p.m. New York City time on the day immediately preceding Company Conversion Date, the Company shall certify in writing to the Holder the number of shares of the Company's capital stock actually issued and outstanding as of the such date and no later than 9:00 a.m. New York City time on the Company Conversion Date and the Holder shall notify the Company in writing as to whether the limitation described in the preceding sentence is applicable.

                      (iii) Notwithstanding anything contained to the contrary in this Section 5(b), the Company may not exercise its rights under this Section 5(b): (x) before February 8, 2002, (y) at any time there is outstanding a Company Conversion Notice or (z) within thirty days of any other Company Conversion Date or within thirty days of any required conversion under Section 5(a)(ii).

                      (iv) The maximum principal amount of this Note that may be converted on any Company Conversion Date shall be $1,500,000.

                  (c) Conversion Price.

                      (i) The conversion price of this Note (the "Conversion Price") shall initially equal $13.97 (the "Initial Conversion Price") but shall be adjusted from time to time throughout the term of this Note as provided in this Section 5(c).

                      (ii) In the event the Company exercises its rights pursuant to Section 5(b), the Conversion Price shall be the lesser of (a) the Conversion Price then in effect or (b) an amount equal to 87% of the average Per Share Market Value for the twelve consecutive Trading Days ending on the last Trading Day immediately preceding the Company Conversion Date; provided, however, if the Conversion Price as so calculated is less than an amount equal to (A) 90% of the Per Share Market Value on the date of the Company Conversion Notice multiplied by (B) .87 (the result being called the "Minimum Price"), neither the Company nor the Holder shall be required to convert any portion of this Note pursuant to such Company Conversion Notice; provided, however, that the Holder, at its sole option, may require the Company to convert all or any portion of the amount to be converted as set forth in such Company Conversion Notice at the Minimum Price.

                      (iii) The Conversion Price, as in effect from time to time, shall be adjusted as follows:

                           (A) Stock Dividends and Splits. If the Company, at
any time while this Note is outstanding (1) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Preferred Stock), (2) subdivides outstanding shares of Common Stock into a larger number of shares, (3) combines outstanding shares of Common Stock into a smaller number of shares, or (4) issues by reclassification of shares of the Common Stock any other shares of capital stock, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(c)(iii)(A)(1) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and any adjustment pursuant to clauses (2), (3) or
(4) above shall become effective immediately after the effective date of such subdivision, combination or re-classification. If any event requiring an adjustment under this Section 5(c)(iii)(A) occurs during the Period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

                           (B) Pro Rata Distributions. If the Company, at any
time while this Note is outstanding, distributes to all holders of Common Stock
(1) evidences of its indebtedness, (2) any security (other than a distribution of Common Stock covered by the preceding paragraph), (3) rights or warrants to subscribe for or purchase any security, or (4) any other asset (in each case, "Distributed Property"), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to the Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares. If such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, then upon any conversion of this Note that occurs after such record date, such Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

                           (C) Fundamental Transactions. If, at any time while
this Note is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note identical in all respects to this Note and consistent with the foregoing provisions and evidencing the Holders' right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(c)(iii)(C) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                           (D) Subsequent Equity Sales.

                               (1) If, at any time while this Note is
outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents" and together with Common Stock sometimes hereinafter called "CS Securities") at an effective price per share of Common Stock (the "Effective Price") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. For purposes of the foregoing adjustment, in connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (y) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number, and (z) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                               (2) If, at any time while this Note is
outstanding, the Company or any of its subsidiaries has outstanding any Common Stock Equivalents with an Effective Price that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Holder Conversion Date or Company Conversion Date, as the case may be, and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                               (3) Notwithstanding the foregoing, no adjustment
will be made under this Section 5(c)(iii)(D) in respect of (a) any grant of options to employees, officers, directors or consultants of the Company pursuant to any stock option plan duly adopted by the Company's board of directors (provided, that the number of shares of Common Stock which are the subject of any such plan may not exceed 2,800,000, subject to annual increases of up to 40% of the shares authorized under such plans during the immediately preceding year), (b) in respect of the issuance of CS Securities upon exercise of any such options, (c) the issuance of CS Securities under the PPG Agreement (as defined in the Purchase Agreement) or the Motorola Agreement (as defined in the Purchase Agreement) (d) up to 1,000,000 CS Securities issued in connection with any contractual strategic alliances approved by the Company's Board of Directors;
(e) the issuance of any CS Securities representing or convertible into up to 50,000 shares of Common Stock in any single transaction; provided that this subsection (e) shall only apply to the first 50,000 shares in the aggregate issued in any consecutive 12 month period and 150,000 in the aggregate; (f) CS Securities issued or issuable pursuant to the Notes, Preferred Stock, Warrants or any other Transaction Document or pursuant to the anti-dilution provisions thereof; (g) any CS Securities issuable upon the exercise of, or pursuant to the anti-dilution provisions contained within, any options, restricted stock awards, preferred stock or warrants outstanding on the date hereof (but not to the extent amended hereafter) all of which are set forth on Schedule 1 hereto; or
(g) any Common Stock issued upon the conversion of exercise of any Common Stock Equivalents outstanding as of the date hereof (but not to the extent amended hereafter) all of which are set forth on Schedule 2 hereto.

                      (iv) All calculations under Section 5(c)(iii) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in the Conversion Price shall be required if such adjustment is less than $0.01, provided, however, that any adjustments which by reason of this
Section 5(c)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (v) Whenever the Conversion Price is adjusted pursuant to
Section 5(c)(iii), the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                      (vi) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall provide notice to the Holder, on the earlier of the day on which the Company (a) publicly announces such proposed action, or (b) notifies its shareholders of such proposed action, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder may convert this Note during the period commencing the date of such notice to the effective date of the event triggering such notice.

                      (vii) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of all or substantially all the assets of the Company in one or a series of related transactions, in lieu of any rights the Holder may have to accelerate the Maturity Date of this Note pursuant to Section 4, the Holder shall have the right to (A) convert the aggregate principal amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (B) require the surviving entity to issue convertible notes with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate principal amount of this

Note, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued notes shall have terms identical (including with respect to conversion) to the terms of this Note and shall be entitled to all of the rights and privileges of a Holder of this Note set forth herein and the other Transaction Documents (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and simultaneously with the issuance of such convertible notes, shall have the right to convert such notes only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (B), the conversion price applicable for the newly issued convertible notes shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events. Nothing in this
Section 5(c)(vii) shall prevent the Company from exercising its conversion rights pursuant to and in accordance with Section 5(b).

                  (d) Number of Underlying Shares Issuable Upon Conversion.

                      (i) The number of shares of Common Stock issuable upon a conversion of this Note shall be the quotient obtained by dividing (x) the principal amount of this Note to be converted and (y) the Conversion Price.

                      (ii) Notwithstanding anything to the contrary contained herein, if on any Holder Conversion Date or any Company Conversion Date: (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to permit issuance of the shares upon conversion; (2) after the effective date of the Note Shares Registration Statement such shares of Common Stock (x) are not registered for resale pursuant to an effective Registration Statement and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance reasonably acceptable to the Holder and such transfer agent; (3) the Common Stock is not listed or quoted for trading on the NASDAQ or on a Subsequent Market or the Company has received a Listing Deficiency Notice; or
(4) the issuance of such shares of Common Stock would result in a violation of
Section 5(e)(ii); then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to Section 5(f), shall deliver, on the relevant Holder Conversion Date or Company Conversion Date, as the case may be, an amount in cash equal to the sum of (a) the outstanding principal amount of this Note to be converted on such Date plus (b) all accrued but unpaid interest thereon plus (c) all other reasonable costs and expenses incurred by the Holder in connection with the related Holder Conversion Notice or Company Conversion Notice, as the case may be, plus (d) any other amounts due under this Note or any of the other Transaction Documents with respect to the amount referred to in clause (a).

                  (e) Certain Conversion Restrictions.

                      (i) The Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of this Note after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 5(e)(i) will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section 5(e)(i) applies, the determination of the extent to which the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Holder Conversion Notice with respect to this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Holder Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The Holder may waive the provisions of this Section 5(e)(i) upon not less than sixty-one days prior notice to the Company.

                      (ii) Notwithstanding anything to the contrary that may be contained herein or any of the other Transaction Documents, this Note may not be converted to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of this Note after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 5(e)(ii) will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section 5(e)(ii) applies, the determination of the extent to which a portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If a Holder Conversion Notice or a Company Conversion Notice, as the case may be, for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Holder Conversion Date or Company Conversion Date, as the case may be.

                  (f) Delivery of Certificates.

                      (i) On or before the Delivery Date, the Company will deliver to the Holder (A) a certificate or certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1 of the Purchase Agreement or in the event that the Holder does not execute and deliver to the Company by fax the undertaking set forth in the Conversion Notice within three Trading Days after a Company Conversion Date on Holder Conversion Date, as the case may be (provided that in such event, the Company shall cause any legend to be removed immediately upon receipt of such undertaking)), representing the number of shares of Common Stock being acquired upon the conversion of this Note, (B) a note (identical in every respect to this Note) in a principal amount equal to the principal amount of this Note not converted, and (C) a bank check in the amount of any and all payments due in connection with such Holder Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of this Note until this
Note is delivered for conversion to the Company, or the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides the Company with an affidavit and indemnity, reasonably satisfactory to the Company, to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(f) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If, in the case of any Holder Conversion Notice or any Company Conversion Notice, the certificates, notes or payments described in this Section 5(f) are not delivered to or as directed by the Holder by the applicable Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificates, notes or payments thereafter, to rescind such Holder Conversion Notice or Company Conversion Notice, as the case may be, in which event the Company shall immediately return this Note as tendered by the Holder.

                      (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 5(f) by the Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after the Delivery Date until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 4 for the Company's failure to deliver certificates representing shares of Common Stock issuable upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other provision hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of the conversion of this Note or as payment of interest thereon by the Delivery Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 5(d), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the applicable Conversion Date and the Conversion Price on the date of such demand. Any such shares will be subject to the provision of this Section 5.

                      (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(f) by the Delivery Date, and if after such Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the lesser of (A) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue or (B) the number of shares of Common Stock so purchased, multiplied by (2) the Conversion Price of the Common Stock on the applicable Conversion Date, in which event the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 5 shall not be so issued. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In in connection with an attempted conversion of Notes with respect to which the Conversion Price of the Underlying Shares on the applicable Conversion Date multiplied by the number of Underlying Shares was equal to $2,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $9,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (g) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)(iii)) upon the conversion of the outstanding principal amount of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

                  (h) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (i) Except as otherwise provided in this Section 5(i), the issuance of this Note and the certificates for shares of the Common Stock upon conversion of this Note shall be made without charge to the Holder hereof for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 6. Redemption; Prepayment. (a) At any time on or after (i) the date that is 120 calendar days after the effective date of the Note Shares Registration Statement (the "NRS Effective Date") if more than $3,750,000 of the principal amount of this Note is outstanding, (ii) the date that is 240 calendar days after the NRS Effective Date if more than $1,875,000 of the principal amount of this Note is outstanding, or (iii) 360 days after the NRS Effective Date, the Holder shall have the option to require the Company to prepay all or a portion of this Note, and all accrued but unpaid interest thereon, by notifying the Company in writing of its election to do so (a "Prepayment Notice"). Any prepayment pursuant to a Prepayment Notice shall be due and payable on the next Business Day following the date of the Prepayment Notice. The Company's failure to timely comply with the Prepayment Notice shall constitute an Event of Default under Section 4. The Holder's right to demand prepayment under this Section 6 shall not apply with respect to any portion of the principal amount of this Note that is subject to a valid and effective Company Conversion Notice or Holder Conversion Notice delivered prior to the date of the Prepayment Notice.

                  (b) Subject to the terms and conditions set forth herein, the Company shall have the right at all time and any time after the Original Issue Date, upon thirty Trading Days' prior written notice to the Holder (an "Optional Prepayment Notice" and the date such notice is received by the Holder, the "Optional Prepayment Notice Date"), to prepay all (but not less than all) of the outstanding principal balance of this Note and all accrued but unpaid interest thereon and the Prepayment Premium (collectively, the "Optional Prepayment Price"). Once delivered, an Optional Prepayment Notice shall be irrevocable by the Company. The Company may only deliver an Optional Prepayment Notice to the Holder if, on the Notice Date: (i) either (x) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the issued Underlying Shares as are issuable upon conversion in full of the outstanding principal balance of this Note or (y) all of such issued or issuable Underlying Shares may be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed and delivered prior to the Notice Date to the Company's transfer agent in the form and substance acceptable to the Holder and such transfer agent and
(ii) the Underlying Shares are listed for trading on NASDAQ or on a Subsequent Market and the Company has not received nor is it aware that it is about to receive a Listing Deficiency Notice. If any of the foregoing conditions shall cease to be in effect during the period between the Optional Prepayment Notice Date and the date on which the Optional Prepayment Price is paid in full, then the Holder may elect, by written notice to the Company given at any time after any of the foregoing conditions shall cease to be in effect, to invalidate ab initio such prepayment, notwithstanding anything herein contained to the contrary. The Holder may convert any portion of the outstanding principal balance of this Note subject to an Optional Prepayment Notice prior to the date that the Optional Prepayment Price is due and paid in full.

                  (c) The Optional Prepayment Price with respect to the amount outstanding on such thirtieth Trading Day is due on the thirtieth Trading Day following the Optional Prepayment Notice Date (the "Due Date"). If the Optional Prepayment Price shall not be paid by the Company on the Due Date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Optional Prepayment Price plus all such interest is paid in full. In addition, to the extent the Optional Prepayment Price remains unpaid after such date (the "Unpaid Prepayment Amount"), the Holder may elect with respect to such unpaid portion by written notice to the Company to either: (x) to treat the Optional Prepayment Notice as a Company Conversion Notice to which the provisions of Section 5(b) apply or (y) invalidate ab initio such optional prepayment, notwithstanding anything herein contained to the contrary. If the Holder elects option (y) above, the outstanding principal amount of this Note and all interest due hereunder shall be increased by the Unpaid Prepayment Amount and the Company shall no longer have any prepayment rights under this Note. If, upon an election under option
(x) above, the Company fails to deliver the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $5,000 per day until such shares are delivered to the Holder.

                  (d) If the conditions set forth in Section 5(a)(iii) have been met but the entire principal amount of this Note has not been converted on account of the provisions of Section 5(e)(ii) hereof, then at all times beginning on the 150th day after the day on which such conditions have been met the Company shall, at any time thereafter, have the right upon five days prior written notice to prepay the outstanding principal balance of this Note and all accrued and unpaid interest thereon without penalty or premium; provided however that if at any time during such 150 day period the Holder is not able to sell all of the Underlying Shares either pursuant to the Note Shares Registration Statement and or under Rule 144(k) then such 150 day period shall be extended by such number of days that the Note Shares Registration Statement and/or Rule 144(k) were not available .

                  (e) If the Company shall issue CS Securities at an Effective Price lower than $13.97 per share, then the Holder, at its option, may elect to declare the entire unpaid principal amount of this Note plus the accrued but unpaid interest thereon to be immediately due and payable by delivering written notice of such election to the Company within 10 Business Days of the receipt of the notice referred to in Section 5(c)(v). The repayment of the outstanding principal balance of this Note and the accrued interest thereon pursuant to this
Section 6(e) shall be due and payable on the day following the Business Day on which the Holder's notice is delivered to the Company; provided that the foregoing shall not apply with respect to the issuance of any CS Securities that are set forth in Sections 5(c)(iii)(A), 5(c)(iii)(B) and 5(c)(iii)(D)(3) hereof.

         Section 7. Unconditional Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders (creation of a class of preferred stock that does not otherwise alter the relative rights, preferences or terms of this Note or otherwise breach other provisions of the Transaction Documents will not violate this clause) or (ii) enter into any agreement with respect to the foregoing.

         Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Blackout Period" means any period during which the Company suspends offers and sales or delays the effectiveness of any Registration Statement pursuant to Section 2(d) of the Registration Statement.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Change of Control Transaction" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Delivery Date" means the date that is the fourth Trading Day after any Holder Conversion Date or any Company Conversion Date, as the case may be.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Final Release Date" means the day following a period of twenty consecutive Trading Days during which the Per Share Market Value on each of such Trading Days is at least 125% of the Initial Conversion Price.

                  "Liquidated Damages Amount" means an amount equal to 25% of the principal amount to which such payment relates.

                  "Listing Deficiency Notice" a notice from any entity responsible for the operation of NASDAQ or any Subsequent Market with respect to the Company's compliance or non-compliance with the listing requirements of NASDAQ or any Subsequent Market.

                  "Measurement Date" means the twentieth trading Day following the 90th day following the Original Issue Date and each twentieth Trading Day thereafter.

                  "Measurement Period" means the twenty consecutive Trading Days ending on a Measurement Date.

                  "Original Issue Date" means the date of the first issuance of this Note regardless of the number of transfers of this Note and regardless of the number of instruments that may be issued to replace this Note.

                  "Original Principal Amount" means $7,500,000.

                  "Per Share Market Value" means on any particular date the VWAP on such date, or if there is no such VWAP on such date, then the VWAP on the date nearest preceding such date, all as reported by Bloomberg L.P. or any successor to its function for reporting VWAP ("Bloomberg").

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Prepayment Premium" means an amount equal to 5% of the principal amount of this Note that is being prepaid pursuant to Section 6.

                  "Preferred Stock" means collectively the Company's Series C Convertible Preferred Stock, par value $.01 per share and the Company's Series D Convertible Preferred Stock, par value $.01 per share.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated August 22, 2001, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated August 22, 2001, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Trading Day" means (a) a day on which the shares of Common Stock are traded on NASDAQ, or (b) if the shares of Common Stock are not listed on NASDAQ, a day on which the shares of Common Stock are traded on a Subsequent Market, or (c) if the shares of Common Stock are not quoted on NASDAQ or any Subsequent Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any Business Day; and provided further that a Trading Day shall not include any day during a Blackout Period.

                  "Transfer Agent" means American Stock Transfer & Trust Company or such other entity that the Company shall designate as its transfer agent from time to time, provided that the Company has given notice to the Holder that it has designated a new Transfer Agent.

                  "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of this Note.

                  "VWAP" means Volume Weighted Average Price of a share of Common Stock as reported by Bloomberg L.P.

                  "Warrants" shall have the meaning set forth in the Purchase Agreement.

         Section 9. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         Section 10. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 11. In addition to the principal amount of this Note and all accrued but unpaid interest thereon, the Company shall reimburse the Holder for all costs and expenses, including reasonable attorneys fees, incurred by the Holder in connection with the enforcement, administration and collection of this Note.

         Section 12. (a) This Note is the note referred to in an irrevocable letter of credit issued by First Union National Bank (the "Bank") in favor of Holder, a copy of which is annexed hereto (the "Letter of Credit") and is entitled to all of the benefits thereof. The Company hereby acknowledges that the Holder and any subsequent Holder shall be entitled to the benefits of the Letter of Credit and covenants and agrees that it will not impair the Holder's rights under the Letter of Credit and (except to the extent provided in this Section 12) shall maintain the Letter of Credit in full force and effect.

                  (b) The Holder agrees that the face amount of the Letter of Credit shall be reduced as follows:

                  (i) On the date of any prepayment pursuant to Section 6 to the extent the Original Principal Amount is prepaid in accordance with a Prepayment Notice issued by the Holder or an Optional Prepayment Notice issued by the Company;

                  (ii) On the Holder Conversion Date to the extent any portion of the Original Principal Amount is converted into shares of Common Stock on such date pursuant to a Holder Conversion Notice;

                  (iii) On a Company Conversion Date to the extent any portion of the Original Principal Amount is converted into shares of Common Stock on such date pursuant to an effective and valid Company Conversion Notice;

                  (iv) The date on which the Company pays any principal on this Note to the extent of such payment; and

                  (v) On the Final Release Date, the Letter of Credit shall be cancelled.

The Holder shall deliver written notice to the Bank of the occurrence of any of the foregoing events within four Trading Days thereof.

                  (c) Upon the failure of the Company to pay to the Holder any amount which is then due and payable to the Holder under this Note, whether pursuant to Section 4(b), Section 6 or otherwise, the Holder shall be entitled to draw on the Letter of Credit to the extent of any payment so due to the Holder.

                  (d) All amounts received by the Holder pursuant to a draw on the Letter of Credit shall be applied against the obligations of the Company under this Note.

         Section 13. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         Section 14. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

         Section 15. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

         Section 16. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         Section 17. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 18. THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS NOTE, INCLUDING ITS OBLIGATIONS TO MAKE PAYMENTS HEREUNDER, ARE ABSOLUTE AND UNCONDITIONAL AND THE COMPANY WAIVES THE RIGHT TO ASSERT ANY DEFENSE, OR ANY RIGHT OF SETOFF, COUNTERCLAIM OR ANY SIMILAR RIGHT IN ANY ACTION INVOLVING ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS NOTE OR ANY ACTION INVOLVING THE PERFORMANCE OF ANY OTHER OBLIGATION UNDER THIS NOTE; AND THE COMPANY HEREBY AGREES NOT TO ASSERT ANY DEFENSE, RIGHT OF SETOFF, COUNTERCLAIM OR ANY SIMILAR RIGHT IN ANY ACTION BY THE HOLDER OF THIS NOTE INVOLVING ANY PAYMENT OR THE PERFORMANCE OF ANY OTHER OBLIGATION UNDER THIS NOTE.

         Section 19. Waiver of Right to Jury Trial. In any action, suit or proceeding in respect of or arising out of or under this Warrant, the Company and the Holder each waive its right to trial by jury.

         Section 20. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service. The addresses for such communications shall be: (i) if to the Company, to 375 Phillips Boulevard, Ewing, New Jersey 08618, facsimile: (609) 671-0995, Attention Sidney Rosenblatt, or (ii) if to a Holder, to the address or facsimile number appearing on the Company's stockholder records or such other address or facsimile number as such Holder may provide to the Company in accordance with this Section.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

                                          UNIVERSAL DISPLAY CORPORATION



                                          By: /s/ Sidney D. Rosenblatt
                                              --------------------------
                                          Name: Sidney D. Rosenblatt
                                          Title: Chief Financial Officer

                                    EXHIBIT A

                            HOLDER CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert the attached Note into shares of the Common Stock (the "Common Stock") of Universal Display Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned hereby covenants and agrees that the undersigned (i) will not sell or otherwise dispose of the shares of Common Stock to be delivered pursuant to this Conversion Notice (the "Shares") except pursuant to an effective registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), (ii) will sell the Shares only in accordance with the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement (the ("Prospectus"), (iii) will comply with the requirements of the Act when selling or otherwise disposing of the Shares, including, but not limited to, the prospectus delivery requirements of the Act,
(iv) will not sell or otherwise dispose of, and will return immediately to the Company for the purpose of placing a restrictive legend thereon, the Shares (and any certificates representing the Shares, if applicable) upon notice from the Company that the Prospectus may not be used for the sale of the Shares, and (v) will indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Securities Exchange Act of 1934, as amended), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as defined in the Registration Rights Agreement dated August 22, 2001 by and between the Company and the investors signatory thereto) arising out of or based upon any breach by the undersigned of any of the covenants contained herein.

Conversion calculations:         ---------------------------------------------
                                 Date to Effect Conversion

                                 ---------------------------------------------
                                 Principal Amount of Notes to be Converted

                                 ---------------------------------------------
                                 Number of shares of Common Stock to be Issued

                                 ---------------------------------------------
                                 Applicable Conversion Price

                                 ---------------------------------------------
                                 Signature

                                 ---------------------------------------------
                                 Name

                                 ---------------------------------------------
                                 Address

                                    EXHIBIT B

                            COMPANY CONVERSION NOTICE

(To be Executed by the Company to Require the Conversion of Notes)

The undersigned authorized officer of Universal Display Corporation (the "Company") hereby requires the conversion of the principal amount of the Company's Notes held by the registered holder addressee hereof of the Company's Common Stock (the "Common Stock") pursuant to the conditions of the Debentures as of the date written below. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                                 ---------------------------------------------
                                 Date to Effect Conversion


                                 ---------------------------------------------
                                 Principal Amount of Notes to be Converted

                                 ---------------------------------------------
                                 Number of shares of Common Stock to be Issued

                                 ---------------------------------------------
                                 Applicable Conversion Price


                                 ---------------------------------------------
                                 Signature

                                 ---------------------------------------------
                                 Name and Office

         In order to induce the Company to issue shares without restrictive legend, the undersigned hereby covenants and agrees that the undersigned (i) will not sell or otherwise dispose of the shares of Common Stock to be delivered pursuant to this Conversion Notice (the "Shares") except pursuant to an effective registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), (ii) will sell the Shares only in accordance with the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"), (iii) will comply with the requirements of the Act when selling or otherwise disposing of the Shares, including, but not limited to, the prospectus delivery requirements of the Act,
(iv) will not sell or otherwise dispose of, and will return immediately to the Company for the purpose of placing a restrictive legend thereon, the Shares (and any certificates representing the Shares, if applicable) upon notice from the Company that the Prospectus may not be used for the sale of the Shares, and (v) will indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Securities Exchange Act of 1934, as amended), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as defined in the Registration Rights Agreement dated August 22, 2001 by and between the Company and the investors signatory thereto) arising out of or based upon any breach by the undersigned of any of the covenants contained herein.

                                           -----------------------------------
                                           Signature

                                           -----------------------------------
                                           Name

                                       2